MACROCHEM CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


           NUMBER                                              SHARES
           R 5104
                                  COMMON STOCK
         SEE LEGEND
   ENDORSED ON REVERSE SIDE                             CUSIP  555903 10 3


THIS CERTIFIES THAT
                                    SPECIMEN
is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER
SHARE OF

                              MACROCHEM CORPORATION

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued under and subject to the laws of the State of Delaware and to the Certificate of Incorporation and the By-Laws of the Corporation, all as in effect from time to time. This certificate is not valid until countersigned by the Transfer Agent
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/  William P. Johnson                                    /s/ Alvin J. Karloff
Treasurer and Corporate Secretary                          President



                              MACROCHEM CORPORATION
                                 CORPORATE SEAL
                                      1992
                                    DELAWARE


Countersigned:
AMERICAN STOCK TRANSFER & TRUST COMPANY
          (New York, N.Y.)
Transfer Agent
/s/ George Karfunkle
Authorized Officer

                                Classes of Stock
     The preferences, voting powers, qualifications and special and relative rights of the shares of stock of each class and series of the corporation are set forth in the Certificate of Incorporation. The corporation will furnish a copy of the Certificate of Incorporation to the holder of this certificate without charge upon written request.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations.

     TEN COM -as tenants in common              UNIF GIFT MIN ACT-  Custodian
     TEN ENT -as tenants by the entireties                      (Cust)   (Minor)
     JT TEN  -as joint tenants with right of      under Uniform Gifts to Minors
             survivorship and not as tenants      Act__________________________
             in common                                      (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED____________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE.

    ________________________


______________________________________________________________________________
                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

______________________________________________________________________________


______________________________________________________________________________


______________________________________________________________________ Shares
of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint

_____________________________________________________________________  Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated_____________________




                              _________________________________________________
                                    NOTICE:  The  Signature  to this  assignment
                              must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement, or any change whatever.


This certificate also evidences and entitles the holder to Rights set forth in a Rights Agreement between the issuer and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), dated as of August 13, 1999 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of both the issuer and the Rights Agent. The Rights Agent will mail to the registered holder of this certificate a copy of the Rights Agreement, as in effect on the date of the mailing, without charge upon written request. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring Person or any Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement and generally relating to the ownership or purchase of large shareholdings), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent holders, may become null and void.